As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3115216
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

701 Koehler Avenue, Suite 7

Ronkonkoma, New York 11779

(631) 981-9700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Christopher J. Ryan

Chief Executive Officer and President

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, N.Y. 11779

(631) 981-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary T. Moomjian, Esq.

Jill T. Braunstein, Esq.

Moomjian, Waite & Coleman, LLP

100 Jericho Quadrangle, Suite 208

Jericho, New York 11753

Ph: (516) 937-5900

Fax: (516) 937-5050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $.01 par value	1,165,500	$10.76	$12,540,780	$1,457.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Includes 55,500 shares of our common stock issuable upon exercise of a warrant held by a selling stockholder.
(3)	Estimated solely for purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices for our common stock as reported by The NASDAQ Global Market on November 19, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

LAKELAND INDUSTRIES, INC.

1,165,500 Shares of Common Stock

This prospectus relates solely to the resale by the selling stockholders named in this prospectus of up to an aggregate of 1,165,500 shares of our common stock, consisting of (i) 1,110,000 shares of our common stock issued in a private placement transaction completed on October 29, 2014, and (ii) 55,500 shares of our common stock issuable upon the exercise of a certain warrant held by the placement agent in the private placement, as more fully described in this prospectus in the section “Prospectus Summary-Private Placement Transaction.”

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any of the proceeds from the sale or other disposition of the shares covered hereby. However, we will receive the proceeds of any cash exercise of the warrant. See “Use of Proceeds” for additional information.

Our common stock is currently traded on The NASDAQ Global Market under the symbol “LAKE.” As of November 19, 2014, the closing sale price for our common stock as reported by The NASDAQ Global Market was $10.76 per share.

Investing in our common stock involves risks. You should carefully read the section entitled “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2014

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You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give you any written information other than this prospectus or any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the prospectus supplement or the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of common stock.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference.”

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

As used in this prospectus, unless the context requires otherwise, references to “Lakeland,” “the Company,” “we,” “us,” or “our” refer to Lakeland Industries, Inc. and its subsidiaries, references to our “common stock” refer to common stock of the Company, par value $0.01 per share, and references to “fiscal” year refer to the twelve months ended January 31 of the applicable year. For example, “fiscal 2014” refers to the twelve months ended January 31, 2014.

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PROSPECTUS SUMMARY

This summary highlights important information about our business and about this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section entitled "Risk Factors" and the financial statements and related notes incorporated by reference in this prospectus.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779, our telephone number is (631) 981-9700 and our website is located at www.lakeland.com. The contents of our website are not part of this prospectus.

Our Business

We manufacture and sell a comprehensive line of safety garments and accessories for the industrial protective clothing market. Our products are sold by our in-house customer service group, our regional sales managers and independent sales representatives to a network of over 1,200 North American safety and mill supply distributors. These distributors in turn supply end user industrial customers, such as integrated oil, chemical/petrochemical, utilities, automobile, steel, glass, construction, smelting, munition plants, janitorial, pharmaceutical, mortuaries and high technology electronics manufacturers, as well as scientific and medical laboratories. In addition, we supply to federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally sales are to a mixture of end users directly and industrial distributors depending on the particular country market. Sales are made to more than 40 foreign countries, but are primarily in Asia Pacific, European Economic Community (“EEC”), Brazil, Canada, Chile, Argentina, Australia, Russia and Kazakhstan.

In fiscal 2013, our company lost a contract dispute with two officers of our Brazilian subsidiary where we had substantial documentary evidence that the officers in question had breached their employment contracts with us. Nonetheless, a Brazilian Arbitration Panel awarded these officers an aggregate $12.5 million judgment against us. According to our local Brazilian counsel, arbitration decisions in Brazil are very difficult to successfully appeal. Subsequently, we successfully negotiated the judgment down to $8.5 million of which $6.0 million was payable over six years with no interest. As of November 14, 2014, the remaining liability associated with this arbitration judgment is $4.25 million and is payable at $250,000 a quarter through December 31, 2018, with no interest. In addition, the Brazilian government devalued its currency by 10% in 2012 which greatly reduced our margins in Brazil on imported fabrics. As a result of declining sales in fiscal 2013, we experienced quarterly losses in Brazil which caused us to write-off all goodwill, certain intangibles, and deferred tax assets of Brazil. These factors caused us to default on our loan with TD Bank, N.A., our then current lender. Thus, we engaged with new lenders and considered other options. In June 2013, we successfully consummated two financing transactions, namely we entered into a $15 million senior credit facility pursuant to a loan and security agreement with AloStar Bank of Commerce (“Senior Lender”) and a $3.5 million subordinated term loan facility pursuant to a loan and security agreement with LKL Investments, LLC (“Junior Lender”).

Private Placement Transaction

On October 29, 2014, we completed a private placement, pursuant to a Securities Purchase Agreement, dated as of October 24, 2014, for the issuance and sale of 1,110,000 shares of our common stock, at a purchase price of $10.00 per share, to a number of institutional investors, for gross proceeds of $11,100,000 and net proceeds of $ $10,202,950. Proceeds from the private placement were used by us to fully repay our former financing facility with the Junior Lender in the approximate amount of $3.6 million. We intend to use the balance of the proceeds for working capital and general corporate purposes. Pending such usage, we also intend to temporarily pay down a portion of our senior revolving credit facility with Senior Lender. At the closing of the private placement, we issued to Craig-Hallum Capital Partners LLC, the exclusive placement agent for the private placement, a five-year warrant (the “Placement Agent Warrant”) that is currently exercisable to purchase up to an aggregate of 55,500 shares of our common stock at an exercise price of $11.00 per share (subject to adjustment upon certain transactions, including stock splits, stock dividends, consolidations, reclassifications or similar events effecting our common stock).

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In connection with the private placement, pursuant to the terms of a Registration Rights Agreement, dated as of October 24, 2014, we are required to file the registration statement of which this prospectus is a part with the SEC to register the resale or other disposition of the shares of our common stock sold to the investors in the private placement transaction. Pursuant to the Registration Rights Agreement, we are also required to use our best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by January 22, 2015 (or, in the event of a “full review” by the SEC, by February 23, 2015), and to use our best efforts to keep the registration statement continuously effective under the Securities Act until the date that all shares covered by the registration statement (i) have been sold thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act and without the requirement for our company to be in compliance with the current public information requirement under Rule 144 under the Securities Act.

The issuance of the shares of common stock and the Placement Agent Warrant in connection with the private placement was exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

This Offering

The following is a brief summary of this offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information, incorporated by reference into this prospectus.

Issuer	Lakeland Industries, Inc.

Shares of common stock offered by the selling stockholders	1,165,500 shares of common stock (includes 55,500 shares issuable upon exercise of the Placement Agent Warrant)

Shares of common stock outstanding assuming all of the shares covered hereby are sold	7,098,293[1]

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We may, however, receive proceeds of any cash exercises of the Placement Agent Warrant which, if received, would be used by us for working capital and general corporate purposes. Please see section entitled “Use of Proceeds” in this prospectus.

Risk Factors	An investment in our common stock involves certain risks, which should be carefully considered by prospective investors before investing in our common stock. See “Risk Factors.”

Symbol	Our common stock is traded on the NASDAQ Global Market under the symbol “LAKE.”

1	The number of shares of common stock outstanding is based on the number of shares issued and outstanding as of November 20, 2014, assuming the issuance of the 55,500 shares of common stock underlying the Placement Agent Warrant.

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RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. In that event, the market price of our securities could decline and you could lose all or part of your investment. You should carefully consider all of the information set forth in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein and annexed hereto and thereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the Securities and Exchange Commission. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management. All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimates,” “intend,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements and there can be no assurance that any such expectation, estimate or projection will be met. Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements. These potential factors, risks and uncertainties include, among other things, such factors as:

•	our ability to make payments on our significant indebtedness and comply with the restrictive covenants thereon;

•	covenants in our credit facilities may restrict our financial and operating flexibility;

•	our ability to remediate the material weaknesses in our internal controls identified by the evaluations performed by us as of January 31, 2014 and throughout fiscal 2014 and 2015;

•	our ability to make timely payment on the arbitration award balance of $4.25 million which is payable in the amount of $250,000 quarterly through December 31, 2018;

•	the risk that we will not make sufficient additional sales to justify our expansion of activities from the net proceeds of the October 2014 private placement;

•	our ability to obtain additional funds, if necessary;

•	we suffered losses from operations in fiscal 2013 and fiscal 2014 and there can be no assurance that such losses will not continue;

•	we are incurring adverse operating results from our Brazilian operations and we expect such losses in Brazil to continue at least through fiscal 2015;

•	we are subject to risk as a result of our international manufacturing operations;

•	our results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates;

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•	we deal in countries where corruption is an obstacle, particularly in Brazil;

•	rapid technological change could negatively affect sales of our products, inventory levels and our performance;

•	we must estimate customer demand because we do not have long-term commitments from many of our customers, and errors in our estimates could negatively impact our inventory levels and net sales;

•	our operations are substantially dependent upon key personnel;

•	we rely on a limited number of suppliers and manufacturers for specific fabrics, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable, or at all, if our supplies are interrupted;

•	our inability to protect our intellectual property;

•	we face competition from other companies, a number of which have substantially greater resources than we do;

•	some of our sales are to foreign buyers, which exposes us to additional risks;

•	a significant reduction in government funding for preparations for terrorist incidents could adversely affect our net sales;

•	we may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims;

•	our directors and executive officers have the ability to exert significant influence on us and on matters subject to a vote of our stockholders;

•	our failure to realize anticipated benefits from acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•	other risks and uncertainties, including those mentioned in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, as such may be amended or supplemented (see “Risk Factors”).

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements.

Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock offered by the selling stockholders. The selling stockholder will receive all of the proceeds from the sale of our common stock offered by this prospectus. We will, however, receive proceeds of any cash exercises of the Placement Agent Warrant, of up to $610,500, which, if received, would be used by us for working capital and general corporate purposes.

SELLING STOCKHOLDER INFORMATION

The following table identifies the selling stockholders and indicates certain information known to us with respect to (i) the number of shares of common stock beneficially owned by each selling stockholder prior to the offering; and (ii) the number of shares and percentage of common stock to be beneficially owned by each selling stockholder after completion of the offering. As used in this prospectus, the term “selling stockholder” includes any donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below has been prepared based upon the information furnished to us by the selling stockholders. We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of common stock covered hereby. As a result, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholders.

Except for the transactions described in this prospectus under “Prospectus Summary-Private Placement Transaction” and as set forth in footnote (5) of this table, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. We are filing the registration statement on Form S-3, of which this prospectus is a part, to fulfill a contractual obligation to those selling stockholders party to the Registration Rights Agreement entered into in connection with the private placement transaction.

The information in the table is based on 7,042,793 shares outstanding as of November 20, 2014.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(1)	Percent of Class Beneficially Owned After the Offering(1)
Anson Investments Master Fund LP (2)	300,000	300,000	—	—
Burguete Investment Partnership, L.P. (3)	25,000	25,000	—	—
Butterfield Trust Bermuda Limited (4)	35,000	35,000	—	—
Craig-Hallum Capital Group LLC (5)	55,500	55,500	—	—
Headwaters Holdings LLC (6)	50,000	50,000	—	—
Hudson Bay Master Fund LTD (7)	135,000	135,000	—	—
Iroquois Master Fund, LTD (8)	25,000	25,000	—	—
Kingsbrook Opportunities Master Fund LP (9)	25,000	25,000	—	—
MJ Fil Investments LLC (10)	9,600	9,000	600	*
Option Opportunities Corp. (11)	19,200	18,000	1,200	*
Sabby Healthcare Volatility Master Fund, Ltd. (12)	120,000	120,000	—	—
Serenity Now LLC (13)	19,200	18,000	1,200	*
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio (14)	38,900	38,900	—	—
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (14)	311,100	311,100	—	—

*	Represents beneficial ownership of less than 1% of the shares of common stock.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholders the right to acquire common stock within 60 days of the date of this prospectus. Based upon representations of the selling stockholders, unless otherwise indicated, we believe that the selling stockholders possesses sole voting and investment power over all shares of common stock shown as beneficially owned by all such selling stockholders.
(2)	M5V Advisors Inc. (“M5V”) and Frigate Ventures LP (“Frigate”), the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the common shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these common shares except to the extent of their respective pecuniary interest therein.
(3)	James J. Tiampo, as President of Verbier Management Corp., the general partner of Burguete Investment Partnership, L.P. (“Burguete”), has the power to vote and dispose of the shares held by Burguete.
(4)	Jack (Shiaujie) Fu, as Portfolio Manager of Harbor Advisors LLC, the advisor of Butterfield Trust Bermuda Limited (“Butterfield Trust”), has power to vote and dispose of the shares held by Butterfield Trust.
(5)	These 55,500 shares of common stock are issuable upon exercise of the Placement Agent Warrant that is presently exercisable as of the date of this prospectus. Craig-Hallum Capital Group LLC (“Craig-Hallum”) is a registered broker-dealer and acted as exclusive placement agent in our private placement which closed on October 29, 2014. Craig-Hallum has represented to us that it has acquired the Placement Agent Warrant and, upon any exercise thereof, will acquire the shares of common stock issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
(6)	Jonathan Ungar has the power to vote and dispose of the shares held by Headwaters Holdings LLC.
(7)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund LTD., has voting and investment power over these shares. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund LTD and Sander Gerber disclaims beneficial ownership over these shares.
(8)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership of the securities held by IMF.
(9)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.
(10)	Includes 600 shares of common stock owned by MJ Fil Investments LLC prior to the closing of the private placement on October 29, 2014 and therefore such shares are not eligible for registration pursuant to the registration statement of which this prospectus forms a part. Each of Daniel Warsh and Jonathan Blumberg, as authorized representatives of M.J. Fil Investments LLC, has power to vote and dispose of the shares.
(11)	Includes 1,200 shares of common stock owned by Option Opportunities Corp. prior to the closing of the private placement on October 29, 2014 and therefore such shares are not eligible for registration pursuant to the registration statement of which this prospectus forms a part. Each of Daniel Warsh and Jonathan Blumberg, as authorized representatives, and David Dury, as President, of Option Opportunities Corp., has power to vote and dispose of the shares.
(12)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. (“Sabby HVMF”). Hal Mintz is the manager of Sabby Management, LLC and consequently has the power to vote and dispose of the securities held by Sabby HVMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby HVMF, except to the extent of their respective pecuniary interest therein.
(13)	Includes 1,200 shares of common stock held by Serenity Now LLC prior to the closing of the private placement on October 29, 2014 and therefore not eligible for registration pursuant to the registration statement of which this prospectus forms a part. Each of Daniel Warsh and Jonathan Blumberg, as authorized representatives of Serenity Now LLC, has power to vote and dispose of the shares.

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(14)	Wellington Management Company, LLP (“Wellington Management”) is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and serves as investment adviser to the applicable selling stockholder. Wellington Management, in such capacity, may be deemed to share beneficial ownership over the shares held by the applicable selling stockholder. Wellington Management has advised us that beneficial ownership cannot be attributed to any single natural person within Wellington Management. The selling stockholder may be deemed to be an affiliate of a broker-dealer — Wellington Management Advisers, Inc. (“WMAI”). WMAI’s business is limited to introducing U.S. prospects and clients to the investment management capabilities of the Wellington Management organization, including to prospects who ultimately may purchase interests in Wellington Management private funds. WMAI does not engage in retail brokerage, lending, securities underwriting or proprietary trading.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by our company incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders. We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES

The following description of the material terms of our capital stock includes a summary of specified provisions of our restated certificate of incorporation and amended and restated bylaws and the Placement Agent Warrant. This description also summarizes relevant provisions of the Delaware General Corporation Law, or “DGCL.” The terms of our restated certificate of incorporation and amended and restated bylaws, the Placement Agent Warrant and the DGCL are more detailed than the general information below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

Common Stock

We have the authority to issue an aggregate of 10,000,000 shares of common stock, par value $0.01 per share, and 1,500,000 shares of preferred stock, par value $0.01 per share. As of November 20, 2014, we had outstanding 7,042,793 shares of common stock and no shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Dividend Rights. Subject to the rights of holders of preferred stock of any series that may be issued from time to time, holders of common stock shall be entitled to receive such dividends and other distributions in cash as may be declared by our board of directors from time to time out of our assets or funds of legally available for dividends and other distributions, and shall share equally on a per share basis in all such dividends and other distributions. We currently intend to retain any future earnings for use in our business and we do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, the holders of our common stock will be entitled to share in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

Preemptive Rights. The holders of our common stock have no preemptive rights.

Conversion Rights. Shares of our common stock are not convertible.

Voting Rights. Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

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Board of Directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of capital stock then outstanding shall constitute a quorum for such election. Directors shall be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of preferred stock have the right to elect, if any.

Certain Anti-Takeover Effects

Provisions of Delaware Law. We are a Delaware corporation. Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, a Delaware corporation shall not engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. “Business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

•              prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder’s becoming an interested stockholder;

•              upon completion of the transaction resulting in the stockholder’s becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

•              at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Classified Board of Directors; Removal of Directors for Cause. Our restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause by either the affirmative vote of a majority of our outstanding voting stock or the board of directors. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

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Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This “super-majority” stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, our amended and restated bylaws may only be amended by the directors then in office.

Effects of Authorized but Unissued Shares. We have shares of common stock and “blank check” preferred stock available for future issuance and may designate and issue preferred stock without stockholder approval, subject to the limitations imposed by the listing standards of the NASDAQ Global Market or any securities market or exchange our securities may be listed or traded on. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and “blank check” preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Registrar & Transfer Company is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 10 Commerce Drive, Cranford, New Jersey 07016-3572.

Listing of Our Common Stock

Our common stock is listed on the NASDAQ Global Market under the symbol “LAKE.”

Placement Agent Warrant

On October 29, 2014, in connection with the closing of the private placement transaction, we issued to Craig-Hallum Capital Partners LLC, the exclusive placement agent in the private placement, and a selling stockholder hereunder, a Placement Agent Warrant to purchase up to 55,500 shares of our common stock (subject to adjustment). The Placement Agent Warrant gives the warrant holder the right to purchase one share of common stock at the price of $11.00 per share for each share underlying the Placement Agent Warrant. The Placement Agent Warrant is currently exercisable in whole or in part at any time on or before October 29, 2019.

Registration Rights

The selling stockholders are entitled to certain registration rights with respect to the registration of our shares of common stock issued and sold in the private placement, as more fully discussed in this prospectus under the section entitled “Prospectus Summary-Private Placement Transaction.”

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation requires that we indemnify our directors and officers for certain liabilities incurred in the performance of their duties on our behalf. We have also entered into indemnification agreements with each of our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Moomjian, Waite & Coleman, LLP, Jericho, New York.

EXPERTS

Our consolidated financial statements as of and for the fiscal years ended January 31, 2014 and January 31, 2013 incorporated in this prospectus by reference from our Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2014, have been audited by Warren Averett, LLC, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and the financial statements for our subsidiary Lakeland Brasil S.A. as of January 31, 2014 and 2013 have been audited by ACAL Consultoria E Auditoria S/S, as stated in its report, which is incorporated herein by reference, and the financial statements for our subsidiary Weifang Lakeland Safety Products Co., Ltd. as of January 31, 2014 have been audited by RMS China (Shanghai), as stated in its report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to our shares of common stock offered hereby. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and our common stock in the registration statement. We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement and the exhibits and schedules thereto, as well as other information that we file with the SEC, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains information that registrants, including us, file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC. Our website address is www.lakeland.com. The contents of our website are not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed with the SEC on April 28, 2014, as amended by amendment no. 1 on Form 10-K/A filed with the SEC on April 29, 2014, and amendment no. 2 on Form 10-K/A filed with the SEC on August 13, 2014;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014 filed with the SEC on June 12, 2014;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2014 filed with the SEC on September 10, 2014;
•	our Current Reports on Form 8-K filed with the SEC on April 2, 2014, April 14, 2014, April 28, 2014, June 12, 2014, June 19, 2014, July 2, 2014, July 3, 2014, July 21, 2014, July 28, 2014, July 30, 2014, August 28, 2014, September 10, 2014, October 14, 2014, October 24, 2014 and October 30, 2014; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, dated March 30, 1987, including any amendment(s) or report(s) filed for the purpose of updating such description.

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All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated shall be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

You may request a copy of any of the documents that we incorporate by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, NY 11779

Attn: Mr. Gary Pokrassa, Chief Financial Officer

(631) 981-9700

GAPokrassa@lakeland.com

You may also access the documents incorporated by reference into this prospectus at our website address at http://www.lakeland.com/financials/stockinfo.html. The other information and content contained on or linked from our website are not part of this prospectus. Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

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PROSPECTUS DATED ___________, 2014

LAKELAND INDUSTRIES, INC.

1,165,500 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, if any, to be incurred by us in connection with the sale and distribution of the shares being registered. Other than the SEC registration fee, the amounts stated are estimates.

ITEM	AMOUNT
SEC registration fee	$1,457.24
Legal fees and expenses	20,000.00
Accounting fees and expenses	16,500.00
Miscellaneous expenses	0.00
$37,957.24

Item 15.       Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit a director's liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Our Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

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We have entered into an indemnification agreement with each of our directors and executive officers which requires us, among other things, to indemnify them against certain liabilities which may arise by reason of his status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits

Reference is made to the Exhibit Index filed as part of this registration statement. All exhibits have been previously filed unless otherwise noted.

Item 17.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)           Each prospectus required to be filed pursuant to 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronkonkoma, State of New York, on November 21, 2014.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 21, 2014. Each person whose signature appears below constitutes and appoints Christopher J. Ryan or Gary Pokrassa, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Lakeland Industries, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ Christopher J.Ryan	Chief Executive Officer and President (Principal Executive
Christopher J. Ryan	Officer) and Director

/s/ Gary Pokrassa	Chief Financial Officer (Principal Financial Officer and Principal
Gary Pokrassa	Accounting Officer)

/s/ Duane W. Albro	Director, Chairman of the Board
Duane W. Albro

/s/ Alfred John Kreft	Director
Alfred John Kreft

/s/ Douglas B. Benedict	Director
Douglas B. Benedict

/s/ James M. Jenkins	Director
James M. Jenkins

/s/ Stephen M. Bachelder	Director
Stephen M. Bachelder

/s/ Thomas J. McAteer	Director
Thomas J. McAteer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Lakeland Industries, Inc. (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q filed December 7, 2011).

4.2	Amended and Restated Bylaws of Lakeland Industries Inc. (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed April 14, 2014).

4.3	2006 Incentive Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed July 26, 2007).

4.4	2009 Stock Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed September 8, 2011).

4.5	2012 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed September 13, 2012).

4.6	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed July 1, 2013).

4.7	Amended and Restated Revolver Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, to Alostar Bank of Commerce (incorporated by reference to Exhibit 10.2 of Registrant’s Form 8-K filed July 1, 2013).

4.8	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and LKL Investments, LLC (incorporated by reference to Exhibit 10.3 of Registrant’s Form 8-K filed July 1, 2013).

4.9	Term Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear, Inc., as borrowers, to LKL Investments, LLC (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed July 1, 2013).

4.10	Form of Registration Rights Agreement, dated October 24, 2014, by and among Lakeland Industries, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed October 24, 2014).

4.11	Form of Securities Purchase Agreement, dated October 24, 2014, by and among Lakeland Industries, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed October 24, 2014).

4.12	Warrant to Purchase Common Stock, dated as of October 29, 2014, issued by Lakeland Industries, Inc. to Craig-Hallum Capital Partners LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed October 30, 2014).

5.1*	Opinion of Moomjian, Waite & Coleman, LLP.

23.1*	Consent of Warren Averett, LLC, Independent Registered Public Accounting Firm.

23.2*	Consent of ACAL Consultoria E Auditoria S/S, Independent Registered Public Accounting Firm.

23.3*	Consent of RSM China, Independent Registered Public Accounting Firm.

23.4	Consent of Moomjian, Waite & Coleman, LLP (included in Exhibit 5.1).

________________

* Filed herewith.

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